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                                                                    Exhibit 99.1

          Contact:  Sandra Menta      Hans Henrik Munch-Jensen
                    Cephalon, Inc.    H. Lundbeck A/S
                    610-738-6376      011-45-3630-1311
FOR IMMEDIATE RELEASE
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               Cephalon Announces R&D Collaboration with Lundbeck
               to Develop Products for Neurodegenerative Diseases

    - Target Diseases include Parkinson's Disease and Alzheimer's Disease -

     West Chester, PA -- June 1, 1999 -- Cephalon, Inc. (NASDAQ: CEPH) announced today that it has entered into a collaborative agreement with H. Lundbeck A/S to discover, develop and market products to treat neurodegenerative diseases, such as Parkinson's disease and Alzheimer's disease.

     The collaboration will focus on the development of receptor tyrosine kinase (RTK) inhibitors, a novel class of orally active, small molecules which inhibit specific kinases associated with the death of neurons. In preclinical studies, these molecules have been shown to promote neuronal survival in animal models of Parkinson's disease and Alzheimer's disease. Initially, the program will seek to advance Cephalon's lead molecule, CEP-1347, into clinical development for the treatment of Parkinson's disease.

     "Cephalon's technology represents a significant advance in the development of compounds to treat neurodegenerative diseases," stated Dr. Claus Braestrup, Lundbeck's executive vice president, research and development. "This collaboration enhances our research and development pipeline and complements our efforts to provide new and innovative pharmaceuticals to treat diseases of the central nervous system."

     Under the terms of this agreement, Cephalon is to receive from Lundbeck approximately $40 million, which includes an upfront license fee, research and milestone payments, and an equity investment of 1 million shares of Cephalon Common Stock at a price of $12.00 per share, which is the average market price for the five trading days prior to closing. Lundbeck will support research and share the costs of developing CEP-1347 and any other molecules that emerge from the research program. Lundbeck will obtain Cephalon's commercial rights in Europe and certain other territories, and will pay Cephalon a royalty on sales in those territories. Cephalon will retain exclusive rights in the United States. Kyowa Hakko Kogyo Co. Ltd. remains Cephalon's partner for CEP-1347 in the rest of the world.

     "A key component to our strategy is to commercialize products in the U.S. market, and to form alliances with pharmaceutical companies that have significant experience in commercializing products in other markets of the world," stated Frank Baldino, Jr., Ph.D., Cephalon's president and chief executive officer. "We are pleased to co-develop these novel compounds for the neurology market with Lundbeck, a well-established organization whose development and marketing capabilities makes it one of the world's leading companies in the treatment of psychiatric and neurological diseases."

A New Approach to Neurodegenerative Diseases
--------------------------------------------

     In Alzheimer's and Parkinson's diseases, as in other neurodegenerative disorders, the underlying pathology is a profound and irreplaceable neuronal death. Such neuronal loss is critically influenced by activation of the stress-activated protein (SAP) kinase pathway. CEP-1347 and Cephalon's RTK inhibitors selectively and potently inhibit key kinases within the SAP kinase pathway, thereby blocking cell death in neurons. In preclinical models of neurodegenerative diseases, these molecules enhance neuronal survival, support normal neurological function, and represent the first orally active molecules that have the potential to halt the progression of these devastating disorders.

     "Cephalon's highly selective kinase inhibitors represent a novel approach to treating neurodegenerative disorders," stated Thomas N. Chase, Ph.D., Chief of Experimental Therapeutics, National Institute of Neurological Disorders and Stroke. "Available therapies today are limited to symptomatic relief. If effective in man, Cephalon's molecules could become the first therapy to modify the course of these debilitating diseases."

     Parkinson's disease is a progressive disorder of the central nervous system caused by the degeneration of the pigmented neurons in the Substantia Nigra of the brain, resulting in decreased dopamine availability. Clinically, the disease is characterized by a decrease in spontaneous movements, gait difficulty, postural instability, rigidity and tremor. Over one million people in the United States are afflicted with Parkinson's disease.

     Alzheimer's disease is an intractable, chronic, and progressively incapacitating disease characterized by the presence of core neuritic plaques, neurofibrillary tangles and gliosis in the brain which is believed to result in the observed death of several types of neurons. Patients affected with this disease become severely demented. Over four million Americans are afflicted with Alzheimer's disease, with more than 100,000 new cases diagnosed each year.

     The age-dependent nature of these neurodegenerative diseases suggests that an increasing percentage of the population may be affected as the population ages.

     Lundbeck is one of the leading providers of drugs for the treatment of diseases in the central nervous system. The company deploys significant resources into research and development, and markets its highly specialized products in 70 countries. Total revenue reached DKK 3.2 billion in 1998. The Lundbeck Group has 3,000 employees, half of which is domiciled in Denmark. The Group offers attractive working conditions, and human resource policies stresses respect for the individual and her/his contribution to the success of the Company. The Lundbeck Group (www.lundbeck.com) is headquartered at Ottiliavej
                              ----------------
9, DK-2500 Valby, Copenhagen, Denmark, +45 3630 1311.

     Cephalon, Inc., headquartered in West Chester, PA, is an international biopharmaceutical company dedicated to the discovery, development and marketing of products to treat neurological disorders, sleep disorders and cancer.

     In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide our current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on our research programs, development of potential pharmaceutical products, prospects for regulatory approval, manufacturing development and capabilities, market prospects for our products, sales and earnings projections, and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe" or other words and terms of similar meaning. Our performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties such as those set forth below and in our reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you are cautioned not to place too much reliance on any such factors or forward-looking statements. Furthermore, we do not intend (and we are not obligated) to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. This discussion is permitted by the Private Securities Litigation Reform Act of 1995.

     NOTE: Cephalon's press releases are posted on the Internet at the company's Web site at http://www.cephalon.com. They are also available by fax
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24 hours a day at no charge by calling PR Newswire's Company News On-Call at
800-758-5804, extension 134563.

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